Barry L. Friedman
                           Certified Public Accountant


1582 Tulita Drive                                   Office (702) 361-8414
Las Vegas, NV 89123                                 Fax No. (702) 896-0278


To Whom It May Concern:                                   October 5, 2000

The firm of Barry L. Friedman, P.C., Certified Public Accountant consents to the inclusion of their report of October 5, 2000, on the Financial Statements of GLOBAL SMARTCARDS INC., as of September 30,2000, in any filings that are necessary now or in the near future with the U.S. Securities and Exchange Commission.

Very truly yours,

/s/ Barry L. Friedman
---------------------------
Barry L. Friedman
Certified Public Accountant

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